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                         AMERICAN FINANCIAL GROUP, INC.

                  EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


       We consent to the incorporation by reference in the following Registration Statements and related prospectuses of American Financial Group, Inc. of our report dated March 8, 2002, with respect to the consolidated financial statements and schedules of American Financial Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2001.

                       Registration
           Form        Number          Description
           ----        ------------    -----------

           S-8         33-58825        Stock Option Plan

           S-8         33-58827        Employee Stock Purchase Plan

           S-3         33-62459        Dividend Reinvestment Plan

           S-8         333-10853       Nonemployee Directors' Compensation Plan

           S-8         333-14935       Retirement and Savings Plan

           S-3         333-81903       $450 million of Debt Securities,
                                         Common Stock and Trust Securities

           S-8         333-91945       Deferred Compensation Plan

           S-8         333-74282       GAFRI Retirement and Savings Plan




                                                              ERNST & YOUNG LLP
Cincinnati, Ohio
March 25, 2002














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